                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                  -------------------------------------------

                                   FORM 8-K

                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                Date of Report
                      (Date of earliest event reported):

                                  May 2, 1997

                   ----------------------------------------


                           THERMO CARDIOSYSTEMS INC.
            (Exact name of Registrant as specified in its charter)


Massachusetts                        1-10114                          04-3027040
(State or other                     (Commission                 (I.R.S. Employer
jurisdiction of                     File Number)          Identification Number)
incorporation or
organization)


470 Wildwood Street
P. O. Box 2697
Woburn, Massachusetts                                                 01888-2697
(Address of principal executive offices)                              (Zip Code)


                                (617) 622-1000
                        (Registrant's telephone number
                             including area code)

Item 5. Other Events
        ------------

     On May 2, 1997, Thermo Cardiosystems Inc. (the "Company") announced that it had acquired International Technidyne Corporation ("ITC"), a wholly owned subsidiary of Thermo Electron Corporation, in exchange for 3,355,705 shares of the Company's common stock. The issuance of the new shares of the Company's common stock to Thermo Electron is subject to ratification by the Company's shareholders. Certain financial information with respect to ITC and the Company is attached hereto as Exhibits 99.1 and 99.2, respectively. Information meeting the requirements of Items 2 and 7 of Form 8-K will be filed with the Securities and Exchange Commission within 15 days of May 2, 1997.

     On May 9, 1997, the Company issued a press release, attached hereto as
Exhibit 99.3, to announce that it has entered into an agreement to sell at par $70 million principal amount of its 4-3/4% subordinated debentures due 2004 (the "Debentures"). The Debentures will be convertible into shares of the Company's common stock at an initial conversion price of $31.415.

Item 7. Financial Statements, Pro Forma Combined Condensed Financial
        ------------------------------------------------------------
        Information and Exhibits
        ------------------------

        (a)     Financial Statements of Business Acquired: not applicable.

        (b) Pro Forma Combined Condensed Financial Information: not applicable.

        (c)     Exhibits

                23    Consent of Arthur Andersen LLP

                99.1 International Technidyne Corporation's Consolidated Financial Statements for the fiscal year ended December 28, 1996

                99.2  Selected Financial Information of the Company

                99.3  Press Release of the Company, dated May 9, 1997



                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 13th day of May, 1997.



                                              THERMO CARDIOSYSTEMS INC.


                                              By: /s/ Jonathan W. Painter
                                                  -----------------------
                                                  Jonathan W. Painter
                                                  Treasurer